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Exhibit 10.11

                               ASSET PURCHASE AGREEMENT


       This Asset Purchase Agreement (the "AGREEMENT") is entered into as of March 3, 1998, by and between Home Shark, Inc., a California corporation ("BUYER") and The Cobalt Group, Inc., a Washington corporation ("SELLER").

                                       RECITALS

       Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of the assets of Seller's business relating to the online real estate listing service known as "HomeScout", which is made available on the World Wide Web at http://www.homescout.com or http://www.homeontheweb.com (the "BUSINESS"), on the terms and subject to the conditions set forth in this Agreement.

                                      AGREEMENT

       In consideration of the mutual agreements, representations, warranties and covenants set forth below, Buyer and Seller agree as follows:

1.     DEFINITIONS.

       As used in this Agreement, the following terms shall have the following meanings:

       1.1 "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

       1.2 "AFFILIATE" means with respect to any Person, a Person directly or indirectly controlling or controlled by or under common control with such Person.

       1.3 "GOVERNMENTAL ENTITY" means any court, or any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality (domestic or foreign).

       1.4 "LIEN" means any mortgage, pledge, lien, security interest, option, covenant, condition, restriction, encumbrance, charge or other third-party claim of any kind.


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       1.5     "PERSON" means an individual, corporation, partnership,
association, trust, government or political subdivision or agent or instrumentality thereof, or other entity or organization.

       1.6 "TAXES" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (i) imposed on Seller by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, for which Buyer could become liable as successor to or transferee of the Business or the Purchased Assets or which could become a charge against or lien on any of the Purchased Assets, which taxes shall include, without limitation, all sales and use taxes, ad valorem taxes, excise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, real property gains taxes, transfer taxes, payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, or (ii) any liability for amounts referred to in
(i) as a result of any obligations to indemnify another person.

2.     SALE AND PURCHASE.

       2.1 TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement and the Seller Disclosure Schedule (as defined in Article 4 hereof), Seller shall sell, assign, grant, transfer, and deliver to Buyer, and Buyer shall purchase and accept from Seller as of the Closing Date (PROVIDED, HOWEVER, that, at Buyer's option, such delivery shall occur at such subsequent time and place as the Buyer shall reasonably request), free and clear of all Liens, all of the Seller's right, title and interest in and to all of the assets, properties and business used in or necessary to the Business (the "PURCHASED ASSETS"), including, without limitation:

               (a) all tangible personal property and leases of, and other interests in, tangible personal property used in connection with the Business, including, without limitation, the computer equipment and other items listed on
SCHEDULE 2.1(a);

               (b) all rights under each of the license agreements, distribution agreements, marketing agreements, listing agreements, service agreements, linking rights agreements and other agreements and contracts listed on SCHEDULE 2.1(b) (collectively the "CONTRACTS");

               (c) all prepaid expenses relating to the operation of the Business including, but not limited to Taxes, leases and rentals;

               (d) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including, without limitation, unliquidated rights under warranties;


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               (e)    subject to Section 2.2 below, all technology,
intellectual property and general intangibles used in or necessary to the Business, including, without limitation:

                      (i) all copyrights, trademarks, service marks, trade names, logos, domain names and reservations thereof (including, without limitation, homescout.com and homeontheweb.com) and patents (and all applications and registrations related to the foregoing), in each case whether pending, applied for or issued and whether filed in the United States or in other countries, including without limitation the items listed in SCHEDULE 2.1(e)(i), including all royalties therefrom and infringement claims against third parties related thereto;

                      (ii) all trade secrets, proprietary processes and formulae, license rights, specifications, technical manuals and data, drawings, inventions, designs, product information and data, know-how, development work-in-progress, business and marketing plans and other intellectual or intangible property used in or pertaining to the Business; and

                      (iii) all software programs (in both source and object code form), databases, listings, software code (including HTML code), CGI scripts, Java applets, routines and other computer-related materials or information used in or pertaining to the Business, along with all electronic documentation therefor, including without limitation all search engines and related software used in the presentation of real estate listings;

               (f) all permits, authorizations, consents and approvals of any Governmental Entity affecting or relating in any way to the Business (the "PERMITS");

               (g) all books, records, files and papers, whether in hard copy or electronic format, used in the Business, including without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present, former and prospective suppliers and customers, mailing lists, price lists, personnel and employment records, and any information relating to Taxes imposed on the Business or Purchased Assets; and

               (h) all goodwill associated with the Business or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Business.

       2.2 EXCLUDED ASSETS. Buyer acknowledges and agrees that the intellectual property set forth on SCHEDULE 2.2 (the "EXCLUDED ASSETS") shall be excluded from the Purchased Assets. The Purchased Assets and the Excluded Assets shall be referred to collectively as the "ASSETS."

       2.3 ASSUMPTION OF LIABILITIES. Except for those obligations assumed by Buyer under the Contracts, Buyer shall not assume and shall not be liable for, and Seller shall retain and remain solely liable for and obligated to discharge, all of the debts, contracts, agreements, commitments, obligations and other liabilities of any nature whatsoever of Seller, whether known or unknown, accrued or not accrued, fixed or contingent.


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       2.4     PURCHASE PRICE.  Subject to the performance by Seller of all of its obligations under this Agreement (including delivering all documents required to be delivered) at the Closing and in consideration of the acquisition by Buyer of the Purchased Assets under Section 2.1 and the assumption of the liabilities set forth in Section 2.3, Buyer shall deliver to Seller at the Closing (a) $500,000 in cash; (b) a promissory note in the principal amount of $1,000,000, which is convertible into 1,583,280 shares of Buyer's Series B Preferred Stock, par value $0.001 per share (the "SHARES"), in the form attached hereto as EXHIBIT A (the "CONVERTIBLE NOTE"); and (c) a secured promissory note in the principal amount of $1,000,000 in the form attached hereto as EXHIBIT B (the "TERM NOTE"). The terms of the Term Note and the Convertible Note provide that they may be prepaid on or before May 3, 1998, in each case at a discount as set forth therein. Such discount reflects Seller's willingness to accept a lower price for the Purchased Assets if payment on such notes is made on or before May 3, 1998. The Cash Consideration, the Convertible Note and the Term Note shall be referred to collectively as the "PURCHASE PRICE." In the event that the Convertible Note is pre-paid, in whole or in part, during the initial sixty (60) day period following the Closing Date as permitted thereby and/or the Term Note is pre-paid, in whole or in part, during the initial sixty (60) day period following the Closing Date as permitted thereby, the aggregate amounts so pre-paid shall be considered Cash Consideration for purposes of Sections 11.4 and 12 of this Agreement.

       2.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as provided in EXHIBIT C for purposes of complying with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE") and the regulations promulgated thereunder. Buyer and Seller agree to each report to the appropriate federal, state and local tax agencies an allocation of the Purchase Price that is consistent with the allocation set forth in EXHIBIT C.

3.     CLOSING.

       3.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Venture Law Group at 2775 Sand Hill Road, Menlo Park, California 94025 at 2:00 p.m., local time, on March 3, 1998 or such other time, date and place as shall be fixed by agreement of the parties hereto (the date on which the Closing actually occurs being hereinafter referred to as the "CLOSING DATE").

       3.2 ACTIONS AT THE CLOSING. At the Closing, Seller shall deliver the Purchased Assets to Buyer, Buyer shall deliver the Purchase Price to Seller, and Buyer and Seller shall take such actions and execute and deliver such agreements, bills of sale, and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms. Seller shall deliver all software, documentation, databases and other similar intangible property hereunder via electronic transmission only, without any accompanying physical packaging, disks, CD-ROMs or tangible media of any kind. At the Closing, Seller shall provide reasonable evidence of clear title to all of the Purchased Assets, in form and substance reasonably satisfactory to Buyer.


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4.     REPRESENTATIONS AND WARRANTIES OF SELLER.

       Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the Seller Disclosure Schedule attached as EXHIBIT D hereto, which exceptions specifically reference the Section(s) to be qualified.

       Seller hereby represents and warrants to Buyer as follows:

       4.1 ORGANIZATION, STANDING AND POWER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has full corporate power and authority and the legal right to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Seller pursuant hereto, and to consummate the transactions contemplated hereby and thereby. Seller has no subsidiaries as of the date hereof.

       4.2 AUTHORITY. The execution and delivery of this Agreement (and all other agreements and instruments contemplated under this Agreement) by Seller, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by the Seller pursuant to this Agreement will, upon such execution and delivery, constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

       4.3 NONCONTRAVENTION. Neither the execution, delivery and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Seller, (b) except as set forth in SCHEDULE 4.4, conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration with or without notice or the passage of time) under, any of the terms, conditions or provisions of any Contract or any contract, notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Seller is a party and which relate to or affect any of the Assets, (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Seller or by which any properties or assets of Seller may be bound, or (d) result in the creation of any Lien upon any of the Assets pursuant to any mortgage, indenture, lease, agreement or other instrument to which Seller is a party or by which Seller or any of its property or assets is bound. No "bulk sales" legislation applies to the transactions contemplated by this Agreement. The Seller is not required to give any notice to, or make any filing with, a


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Governmental Entity or any other Person in connection with the execution by the
Seller of this Agreement and consummation and performance of the transactions contemplated hereby.

       4.4 CONSENTS. SCHEDULE 4.4 sets forth each agreement, contract or other instrument binding upon Seller requiring a consent as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (each a "REQUIRED CONSENT").

       4.5 FINANCIAL INFORMATION. Seller has delivered to Buyer a schedule of revenues for the Business for the twelve months ended December 31, 1997, which schedule is true and complete in all respects.

       4.6 NO UNDISCLOSED LIABILITIES. Seller does not have any liability, indebtedness, or obligation resulting from or arising out of Seller's operation of the Business, or ownership of the Purchased Assets, prior to the Closing, whether accrued, absolute, contingent, matured, unmatured or other, that is not disclosed in this Agreement or in the Seller Disclosure Schedule.

       4.7     ASSETS GENERALLY.

               (a) The Assets include all properties, tangible and intangible, and only such properties, currently used by Seller in operating the Business.

               (b) Seller holds good and marketable title, license to or leasehold interest in all of the Assets and has the complete and unrestricted power and the unqualified right to sell, assign and deliver the Purchased Assets to Buyer. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title, license or leasehold interest to the Purchased Assets free and clear of any Liens and there exists no restriction on the use or transfer of the Purchased Assets other than as described in this Agreement, the Security Agreement or in the Contracts. No Person other than Seller has any right or interest in the Assets, including the right to grant interests in the Assets to third parties.

               (c) None of the Purchased Assets that constitute tangible personal property are held under any lease, security agreement, conditional sales contract, lien, or other title retention or security arrangement.

               (d) All of the Assets are in good operating condition and repair (normal wear and tear excepted), as required for their use in the Business as presently conducted, and conform in all material respects to all applicable laws, and no notice of any violation of an law relating to any of the Assets has been received by Seller.

               (e) To Seller's knowledge: (i) all of the Assets are free from material defects; (ii) all software included within the Assets is free from viruses, expiry codes and material bugs


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of any kind; (iii) and all software and other technology included within the
Assets is fit for the purposes for which it is intended.

               (f) THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS ARTICLE 4 ARE THE ONLY WARRANTIES MADE BY SELLER WITH RESPECT TO THE PURCHASED ASSETS. SELLER MAKES NO OTHER WARRANTY WITH RESPECT TO THE PURCHASED ASSETS AND HEREBY DISCLAIMS ALL OTHER IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

       4.8     INTELLECTUAL PROPERTY.

               (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any intellectual property necessary or required for, or used in, the conduct of the Business as presently conducted and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Intellectual Property or, except as set forth in this Agreement or the Security Agreement, impair the right of Buyer or any of its Affiliates to use, sell, license or dispose of, or to bring any action for the infringement of any such intellectual property or portion thereof;

               (b) Neither the development, manufacture, marketing, license, sale or use of any product or intellectual property currently licensed, used or sold by Seller in the conduct of the Business or currently under development for use in the Business violates or will violate any license or agreement to which Seller is a party or infringes or will infringe any copyright, patent, trademark, service mark, trade secret or other intellectual property right of any other party. All registered trademarks, service marks, patents and copyrights held by Seller are valid and subsisting. There is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Assets nor, to Seller's knowledge and except as disclosed on SCHEDULE 2.1(e)(j), is there any basis for any such claim. Seller has not received any notice asserting that any such Asset or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party. To Seller's knowledge, there is no unauthorized use, infringement or misappropriation on the part of any third party of any of the Assets;

               (c) Seller has taken reasonable steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all officers and employees of and consultants to Seller with access to the Business) to maintain the secrecy and confidentiality of, and its proprietary rights in, the Assets. SCHEDULE 2.1(e)(i) contains a complete and accurate list of all applications, filings and other formal actions made or taken pursuant to federal, state, local and foreign laws by Seller to perfect or protect its interest in the Assets, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and copyright registrations.



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               (d)    All fees to maintain Seller's rights in the Assets,
including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Assets due and payable on or before the Closing Date, have been paid by Seller or will be paid by Seller within a reasonable period after the Closing.

       4.9 WARRANTIES AND INDEMNITIES. The Seller Disclosure Schedule sets forth a summary of all warranties and indemnities, express or implied, relating to products sold or services rendered by Seller in the conduct of the Business, and no warranty or indemnity has been given by Seller in the conduct of the Business which is not listed on the Seller Disclosure Schedule or which differs therefrom in any material respect. Seller is in compliance with all warranties described in the Seller Disclosure Schedule. The Seller Disclosure Schedule also indicates all warranty and indemnity claims currently pending against Seller.

       4.10 LICENSES AND PERMITS. Seller holds all consents, approvals, registrations, certifications, authorizations, permits and licenses of, and has made all filings with, or notifications to, all Governmental Entities pursuant to applicable requirements of all federal, state, local and foreign laws, ordinances, governmental rules or regulations applicable to the Business. The Business is in compliance with all federal, state, local and foreign laws, ordinances, governmental rules and regulations relating to the services rendered by the Business or otherwise related to the Business and Seller has no reason to believe that any consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it has received or made to operate the Business are invalid or have been or are being suspended, canceled, revoked or questioned. There is no investigation or inquiry to which Seller is a party or, to Seller's knowledge, pending or threatened, relating to the Business and its compliance with applicable federal, state, local or foreign laws, ordinances, governmental rules or regulations. Each such consent, approval, registration, certification, authorization, permit or license is transferable and shall be transferred to Buyer in accordance with the terms of this Agreement.

       4.11    EMPLOYEES.

               (a) SCHEDULE 4.11 sets forth the names and job titles of all of the Seller's employees or independent contractors who provide or have provided service to, or in connection with, the Business (the "BUSINESS EMPLOYEES"). All employees, consultants, officers, directors and shareholders of Seller or any Seller Affiliate that have had access to the Assets are parties to a written agreement (a "CONFIDENTIALITY AGREEMENT"), under which each such person (i) is obligated to disclose and transfer to Seller (subject to applicable laws), without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for Seller, he or she makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for Seller may be concerned, or relate to or are connected with the Business, products or projects of Seller, or involve the use of the time, material or facilities of Seller, and (ii) is obligated to maintain the confidentiality of proprietary information of Seller. To Seller's knowledge, the Business


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Employees are not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that conflicts with their obligation to promote the interests of Seller with regard to the Business or the Assets or, with respect to Pat Brown and Marci Singer, that would conflict with an obligation to promote the interests of Buyer with regard to the Business or the Assets. To Seller's knowledge, neither the execution nor the delivery of this Agreement, nor the carrying on of the Business by its employees and consultants, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons or entities are now obligated. It is currently not necessary for Seller to utilize in the Business any inventions of any employee or consultant made or owned prior to their employment by or affiliation with Seller, nor is it necessary to utilize any other assets or rights of any such persons made or owned prior to their employment with or engagement by Seller, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such persons are a party or to which any of such assets or rights may be subject. To Seller's knowledge, none of Seller's employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to the Assets has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the Assets by such previous employer which has resulted in Seller's access to or use of such proprietary items included in the Assets.

               (b) Except for the Confidentiality Agreements, there are no written or oral contracts of employment between Seller and any Business Employee. All Business Employees are employees at will.

       4.12 EMPLOYEE BENEFIT AND COMPENSATION PLANS. Buyer will incur no liability with respect to, or on account of, and Seller will retain any liability for, and on account of, any employee benefit plan of Seller, any of its Affiliates or an predecessor employer of any Business Employee, including, but not limited to, liabilities Seller may have to such employees under all employee benefit schemes, incentive compensation plans, bonus plans, pension and retirement plans, vacation, profit-sharing plans (including any profit-sharing plan with a cash-or-deferred arrangement) share purchase and option plans, savings and similar plans, medical, dental, travel, accident, life, disability and other insurance and other plans or arrangements, whether written or oral and whether "qualified" or "non-qualified," or to any Business Employee as a result of termination of employment by Seller. Seller has not, with respect to any Business Employee, maintained or contributed to, or been obligated or required to contribute to, any retirement or pension plan or any employee benefit plan. Seller is not a party to any collective bargaining agreement covering any Business Employee and Seller knows of no effort to organize any such employee as a part of any collective bargaining unit.

       4.13 TAXES. All Taxes have been or will be paid by Seller for all periods (or portions thereof) prior to and including the Closing Date. Seller and any other person required to file returns or reports of Taxes have duly and timely filed (or will file prior to the Closing Date) all


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returns and reports of Taxes required to be filed prior to such date, and all such returns and reports are true, correct, and complete. There are no liens for Taxes on any of the Purchased Assets. Seller has complied with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to employees or independent contractors providing services to the Business. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code. There are no pending or, to Seller's knowledge, threatened proceedings with respect to Taxes, and there are no outstanding waivers or extensions of statutes of limitations with respect to assessments of Taxes. No agreement or arrangement regarding compensation of any employee providing services to the Business provides for any payments which could result in a nondeductible expense to the Buyer pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

       4.14 COMPLIANCE WITH LAW. The operation of the Business has been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of Governmental Entities having jurisdiction over the same.

       4.15 ENVIRONMENTAL MATTERS. To Seller's knowledge, the Business is, and at all times has been, conducted in compliance with all applicable federal, state and local environmental laws, rules and regulations.

       4.16    CONTRACTS.

               (a) SCHEDULE 4.16 contains a list of all contracts relating to the Business ("BUSINESS CONTRACTS"), along with the name of the appropriate third party contact for each such contract other than described in subsection
(a)(vi) below). "BUSINESS CONTRACTS" shall include, without limitation, the following and shall be categorized in the Seller Disclosure Schedule as follows:

                      (i) each contract (other than routine purchase orders given and pricing quotes received in the ordinary course of the Business and covering a period of less than one year) for the purchase of materials or personal property with any supplier or for the furnishing of services to the Business;

                      (ii) each customer contract and agreement of the Business (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) which (A) involved consideration of more than $5,000 in the aggregate during the fiscal year ended December 31, 1997, (B) is likely to involve consideration of more than $5,000 in the aggregate during the fiscal year ended December 31, 1998, (C) is likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract or (D) cannot be canceled by Seller without penalty or further payment;


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                      (iii)   all distributor, sales representative, broker,
franchise, agency and dealer contracts and agreements of the Business and all sales promotion, market research, marketing and advertising contracts and agreements of the Business;

                      (iv) all management contracts with independent contractors or consultants (or similar arrangements) of the Business and which
(A) involved consideration or more than $5,000 in the aggregate during the fiscal year ended December 31, 1997, (B) are likely to involve consideration of more than $5,000 in the aggregate during the fiscal year ended December 31, 1998, or (C) are likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract;

                      (v) all contracts and agreements under which the Business has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which the Business has imposed (or may impose) a security interest or lien on any of its assets, whether tangible or intangible, to secure indebtedness;

                      (vi) all contracts, whether written or oral, with any real estate listings provider;

                      (vii) all contracts and agreements that limit the ability of any Person related to the Business, or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

                      (viii) all contracts pursuant to which the Business has agreed to supply products or provide services to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

                      (ix) all contracts pursuant to which Seller has licensed intellectual property to or from a third party that is necessary for, or used in, the business, and all development agreements pursuant to which a third party has developed for Seller any software, technology or other intellectual property.

               (b) At or prior to the Closing, Seller will furnish Buyer with access to true and complete copies of all Business Contracts together with all amendments, waivers or other changes thereto.

               (c) Each Contract (as set forth on SCHEDULE 2.1(b)) is a legal, valid and binding agreement of Seller, and none of the Contracts is in default by its terms or has been canceled by the other party; Seller is not in receipt of any claim of default under any Contract; and Seller does not anticipate any termination or change to, or receipt of a proposal with respect to, any Contract as a result of the transactions contemplated hereby.

       4.17 PRODUCTS AND SERVICES. Each of the products and services produced, sold or provided by Seller in connection with the Business is, and at all times has been, in compliance with all applicable federal, state, local and foreign laws and regulations.

       4.18    LITIGATION; OTHER CLAIMS.

               (a) There are no claims, actions, suits, inquiries, proceedings, or investigations against Seller, or any of its officers, directors or shareholders, relating to the Business or the Assets which are currently pending or, to Seller's knowledge, threatened, at law or in equity or before or by any Governmental Entity, or which challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby, nor is Seller aware of any basis for such claims, actions, suits, inquiries, proceedings, or investigations; and, to Seller's knowledge, no Governmental Entity has at any time challenged or questioned the legal right of Seller to produce, sell or provide any of its products or services in the present manner or style thereof.

               (b) There are no grievance or arbitration proceedings pending or, to Seller's knowledge, threatened, and there are no actual or threatened strikes or work stoppages with respect to the Business, the Assets or the Business Employees, nor is Seller aware of any basis for such proceedings or events.

       4.19 DEFAULTS. Seller is not in default under or with respect to any judgment, order, writ, injunction or decree of any court or any Governmental Entity. There does not exist any default by Seller or, to Seller's knowledge, by any other Person, or event that, with notice or lapse of time, or both, would constitute a default by Seller or, to Seller's knowledge, by any other Person, under any agreement entered into by Seller as part of the operations of the Business, and no notices of breach thereof have been received by Seller.

       4.20 FULL DISCLOSURE. Neither this Agreement nor any other agreement, exhibit, schedule or officer's certificate being entered into or delivered pursuant to this Agreement contains any untrue statement of a material fact or, when taken as a whole, omits to state any material fact necessary in order to make the statements contained in such documents not misleading in light of the circumstances under which they are made.

       4.21 BROKERS AND FINDERS. Except as set forth in SCHEDULE 4.21, neither Seller nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finder's fee in connection with the transactions contemplated by this Agreement.

       4.22 NO FRAUDULENT CONVEYANCE. Seller is not now insolvent and will not be rendered insolvent by the sale, transfer and assignment of the Purchased Assets pursuant to the terms of this Agreement. Seller is not entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder its creditors and the consummation of the transactions contemplated by this Agreement, and the other agreements referenced in this Agreement, will not have any such effect.
Assuming that, in the event the Convertible Note is converted into the Shares pursuant to the terms thereof, the Shares have a value equal to approximately $0.6316 per share as of the Closing Date, the transactions contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance by Seller, or otherwise give rise to any right of any creditor Seller to any of the Purchased Assets after the Closing.

       4.23 INSURANCE. The Seller Disclosure Schedule lists all insurance policies and fidelity bonds covering the Business or the Purchased Assets.
There is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies and bonds. All premiums due and payable under all such policies and bonds have been paid and Seller is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). There is no threatened termination of, or premium increase with respect to, any of such policies.

       4.24 INVESTMENT IN BUYER SECURITIES. Seller represents and warrants as follows:

               (a) NO REGISTRATION. Seller acknowledges that the Convertible Note, the Shares issuable upon conversion of such Convertible Note and the Common Stock issuable upon conversion of the Shares (collectively, the "SECURITIES") have not been registered under the Securities Act of 1933, as amended (the "ACT"), and Seller agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Securities in the absence of (i) an effective registration statement under the Act as to such shares and registration or qualification of such securities under any applicable U.S. federal or state securities law then in effect, (ii) an opinion of counsel, reasonably satisfactory to Buyer, that such registration and qualification are not required or (iii) such sale is made in accordance with Rule 144 under the Act, provided that Buyer is given prior written notice of such sale.

               (b) INVESTMENT REPRESENTATION. Seller hereby represents, warrants and covenants that (i) the Securities are being acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; (ii) Seller has had such opportunity as Seller has deemed adequate to obtain from representatives of Buyer such information as is necessary to permit Seller to evaluate the merits and risks of its investment in Buyer; (iii) Seller is able to bear the economic risk of holding such Securities for an indefinite period; (iv) Seller understands that the Securities will not be registered under the Act and will be "restricted securities" within the meaning of Rule 144 under the Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of issuance, and even then will not be available unless a public market then exists for the Shares, adequate information concerning Purchaser is then available to the public, and other terms and conditions of Rule 144 are complied with; and (v) the Convertible Note and all stock certificates representing the Shares (and the Common Stock issuable upon conversion of the Shares), if any, issued to Seller may have affixed thereto a legend substantially in the following form:

       "THESE SECURITIES HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR UNLESS EITHER (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144."

               (c) MARKET STANDOFF. In connection with the initial public offering of Buyer's securities and upon request of Buyer or the underwriters managing any underwritten public offering of Buyer's securities, Seller (and any transferee of Seller) agrees (i) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Buyer's capital stock without the prior written consent of Buyer or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by Buyer or such managing underwriters but in no event more than 180 days, and (ii) to execute any reasonable form of agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

       4.25 TRAFFIC AND GEOGRAPHIC DISTRIBUTION OF LISTINGS. The information regarding traffic and geographic distribution of listings set forth on SCHEDULE
4.25 is true and correct.

5.     REPRESENTATIONS AND WARRANTIES OF BUYER.

       Except as set forth in the Buyer Disclosure Schedule attached as EXHIBIT E hereto (the "BUYER DISCLOSURE SCHEDULE"), Buyer represents and warrants to Seller as follows:

       5.1 ORGANIZATION. Buyer is a corporation duly formed and validly existing under the laws of the State of California, and has full corporate power and authority and the legal right to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

       5.2 AUTHORITY. The execution and delivery of this Agreement (and all other agreements and instruments contemplated under this Agreement) by Buyer, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by the Buyer pursuant to this Agreement will, upon such execution and delivery, constitute a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

       5.2 NO VIOLATION. Neither the execution, delivery and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Buyer, (b) conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Buyer is a party or by which any properties or assets of Buyer is bound, (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Buyer or by which any properties or assets of Buyer is bound, or (d) result in the creation of any Lien upon any property or assets of the Buyer pursuant to any mortgage, indenture, lease, agreement or other instrument to which it is a party or by which it or any of its property or assets is bound. Assuming the accuracy of the representations set forth in Section 4.3 above, the Buyer is not required to give any notice to, or make any filing with, a Governmental Entity or any other Person in connection with the execution by the Buyer of this Agreement and consummation and performance of the transactions contemplated hereby.

       5.4 ADDITIONAL REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Sections 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.19, 3.20, 3.21, 3.22, 3.23 and 3.24 of the Series B Preferred
Stock Purchase Agreement dated December 31, 1997, as modified by the Buyer Disclosure Schedule (the "SERIES B AGREEMENT"), which Series B Agreement is attached as EXHIBIT F hereto, are true and correct as of the date hereof.

       5.5 CAPITALIZATION. The authorized capital stock of Buyer consists of 40,000,000 shares of Common Stock, 4,240,000 of which are issued and outstanding, and 20,818,604 shares of Preferred Stock of which 2,492,900 are designated as Series A Preferred Stock, all of which are issued and outstanding, 2,492,900 are designated as Series A-1 Preferred Stock, none of which are issued and outstanding as of the Closing Date, 7,916,402 are designated as Series B Preferred Stock, 5,168,986 are issued and outstanding prior to the Closing and 7,916,402 are designated as Series B-1 Preferred Stock, none of which are issued and outstanding as of the Closing Date. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable and were issued in compliance with applicable federal and state securities laws. Buyer has reserved an aggregate of 7,916,402 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock and/or the Series B-1 Preferred Stock, as the case may be, and 2,777,100 shares of its Common Stock for issuance to officers, directors, employees, sales representatives and consultants of Buyer under Buyer's 1997 Stock Option Plan. The Series B Preferred Stock and Series B-1 Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in Buyer's Amended and Restated

Articles of Incorporation, a copy of which has been provided to Seller (the "RESTATED ARTICLES"). Except as referenced herein, in the Rights Agreement or in the Buyer Disclosure Schedule, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of Buyer, nor any agreements or understandings with respect thereto. Except for the Voting Agreement, Buyer is not a party or subject to any agreement or understanding and, to Buyer's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of consents with respect to any security of Buyer. Buyer currently intends to authorize and issue additional shares of Series B Preferred Stock in connection with additional financing for Buyer, and in such event the representations and warranties in this Section 5.5 shall not be deemed inaccurate for any purpose so long as Buyer updates this Section 5.5 in writing and delivers such information to Seller prior to the Closing.

       5.6 VALIDITY OF SHARES. The Shares, when and if issued, sold and delivered in compliance with the provisions of this Agreement and the Convertible Note, will be duly and validly issued and will be fully paid and nonassessable and free and clear of all liens and encumbrances, and the Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued and delivered in compliance with the provisions of the Restated Articles, will be duly and validly issued and will be fully paid and nonassessable and free and clear of all liens and encumbrances and restrictions on transfer other than as set forth in this Agreement and the Rights Agreement; PROVIDED, HOWEVER, that the Shares (and the Common Stock issuable upon conversion of the Shares) may be subject to restrictions on transfer under state and/or federal securities laws. Except as set forth herein or in the Rights Agreement (as defined in Section 6.15), there are no outstanding rights of first refusal or preemptive rights applicable to the Shares.

       5.7 BROKERS AND FINDERS. Neither Buyer nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finder's fee in connection with the transactions contemplated by this Agreement.

       5.8 NO FRAUDULENT CONVEYANCE. Buyer is not now insolvent and will not be rendered insolvent by the payment of the Consideration pursuant to the terms of this Agreement. Buyer is not entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder its creditors and the consummation of the transactions contemplated by this Agreement, and the other agreements referenced in this Agreement, will not have any such effect. Assuming that the value of the (a) Purchased Assets, (b) the license granted to Buyer pursuant to Article 7 hereof and (c) the non-competition obligations set forth in Section 6.8 hereof equals or exceeds the value of the Purchase Price, the transactions contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance by Buyer, or otherwise give rise to any right of any creditor of Buyer to any of the Consideration after the Closing.

       5.9 FULL DISCLOSURE. Neither this Agreement nor any other agreement, exhibit, schedule or officer's certificate being entered into or delivered pursuant to this Agreement contains any untrue statement of a material fact or, when taken as a whole, omits to state any material fact necessary in order to make the statements contained in such documents not misleading in light of the circumstances under which they are made.

6.     COVENANTS.

       6.1     TRANSITION; ACCESS TO INFORMATION.

               (a) Buyer and Seller shall use commercially reasonable efforts to cooperate with each other, and shall cause their respective officers, employees, agents, auditors and representatives to cooperate with each other, for a period of not less than 180 days after the Closing, Date, to ensure the orderly transition of the Purchased Assets from Seller to Buyer and to minimize any disruption to the Business that might result from the transition of ownership contemplated hereby. Seller shall use its commercially reasonable efforts to enable the transition and continuing existence of all relationships that exist between Seller and third party real estate listings providers as of the Closing Date in accordance with the Support Services terms set forth as EXHIBIT G hereto (the "SUPPORT SERVICES").

               (b) After the Closing, upon reasonable written notice, Buyer and the Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours and at the expense of the requesting party, to such information as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports or forms or the defense of any claim by a Governmental Entity or other third party.

               (c) On the Closing Date, or as soon thereafter as practicable, Seller shall deliver or cause to be delivered to Buyer all agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium, if any, in the possession of the Seller relating to the Business or the Purchased Assets, provided that Seller may retain any tax returns, reports or forms (and Buyer shall be provided with copies of such returns, reports or forms) only to the extent that they relate to separate returns or separate tax liability of Seller.

       6.2 THIRD PARTY CONSENTS. Seller and Buyer shall use commercially reasonable efforts to obtain, within the applicable time periods required, all Required Consents, waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement.

       6.3 TAX RETURNS. Seller shall file in a timely manner all returns and reports relating to Taxes for periods prior to the Closing, and such returns and reports shall be true, correct and complete and Seller shall be responsible for and pay when due any and all such Taxes.

       6.4 POST-CLOSING COOPERATION. Seller agrees that, if reasonably requested by Buyer, it will cooperate with Buyer, at Buyer's expense, in enforcing the terms of any agreements between Seller and any third party involving the Business, including without limitation terms relating to confidentiality and the protection of intellectual property rights.

       6.5 NO POST-CLOSING RETENTION OF COPIES. Upon the later of (i) payment in full of the Term Note and (ii) completion of Seller's Support Services obligations, Seller shall deliver to Buyer or destroy copies of Purchased Assets in Seller's possession that are in addition to copies delivered to Buyer as part of the Closing, whether such copies are in paper form, on computer media or stored in another form; PROVIDED, HOWEVER, that Seller may retain and use copies of financial books and records relating to the Business as well as other documents required by law to be kept by Seller for the sole purposes of preparing its statutory accounts, preparing reports relating to the Taxes and performing its Support Services obligations. Seller shall not be permitted to use the financial books and records of the Business for any other reason.

       6.6 PUBLIC ANNOUNCEMENTS. Neither Buyer nor Seller will make any public disclosure with respect this Agreement or the transactions contemplated hereby unless both parties agree on the text and timing of such public disclosure; PROVIDED, HOWEVER, that nothing contained herein shall prevent either party at any time from furnishing any information to any Governmental Entity.

       6.7 FURTHER ASSURANCES. Subsequent to the Closing Date, each of Buyer and Seller shall, from time to time, execute and deliver, upon the request of the other party, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by such other party to effect, record or verify the transfer to, and vesting in Buyer and Seller, of all right, title and interest in and to the Purchased Assets and the Shares, respectively, each free and clear of all Liens, in accordance with the terms of this Agreement.

       6.8     NON-COMPETITION AGREEMENT.

               (a)    In consideration of the Buyer entering into this
Agreement:

                      (i) Seller undertakes that for the two (2) year period following the Closing Date it will not:

                              (A)    participate, assist or otherwise be
directly or indirectly involved or concerned, financially or otherwise, as a member, shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, beneficiary, partner, associate, trustee, financier or otherwise in any Restricted Business; PROVIDED, HOWEVER, that the identified individuals may own up to 1% of the outstanding capital stock of a publicly-traded corporation that engages in a Restricted Business;

                              (B)    solicit, approach or accept any offer from
any person or entity who was at any time during the one (1) year immediately preceding the Closing Date a customer or supplier of the Business with a view to establishing a relationship with or obtaining the patronage of that person or entity in a Restricted Business;

                              (C)    interfere or seek to interfere, directly
or indirectly, with any relationship between Buyer and any client, customer, employee or supplier of the Business.

                      (b) If any of the separate and independent covenants and restraints referred to in clauses (a) and (b) of this Section 6.8 are or become invalid or unenforceable for any reason then that invalidity or unenforceability will not affect the validity or enforceability of any other separate and independent covenants and restraints.

                      (c) If any prohibition or restriction contained in clauses (a) or (b) of this Section 6.8 is judged to go beyond what is reasonable in the circumstances, but would be judged reasonable if that activity was deleted or that period or area was reduced, then the prohibitions or restrictions apply with that activity deleted or period or area reduced by the minimum amount necessary.

                      (d) Seller acknowledges that the prohibitions and restrictions contained in clause (a) of this Section 6.8 are reasonable and necessary and, in Seller's opinion, are fair in light of the consideration provided to Seller under this Agreement.

                      (e) Seller and Buyer acknowledge and agree that it will likely be difficult or impossible to determine the amount of damage or loss to Buyer if Seller violated any of its agreements under this Section 6.8, that Buyer will likely be without an adequate legal remedy if Seller violated the provisions of this Section 6.8, and that any such violation may cause substantial irreparable injury and damage to Buyer not fully compensable by monetary damages. Therefore, Seller and Buyer agree that in the event of any violation by Seller of this Section 6.8, Buyer, in addition to any other rights and remedies it may have under this Agreement, shall be entitled to seek and obtain specific performance, injunctive or other equitable relief, of either a preliminary or permanent type.

       6.9 NON-SOLICITATION. Except as otherwise set forth in Section 8 below, for a period of one (1) year following the conclusion of the parties' Support Services obligations, neither party shall solicit, induce or encourage, directly or indirectly, any employee of the other party to leave the employment of such other party. Seller's non-solicitation obligation hereunder shall extend to any Transferred Employees (as defined in Section 8.1 below).

       6.10 PERMITS. Seller will assist Buyer in obtaining any licenses, permits or authorizations required for carrying on the Business but which are not transferable provided that Seller shall in no event be required to pay any fees or otherwise incur obligations in connection therewith.

       6.11 TAXES. Seller shall be responsible for paying, shall promptly discharge when due, and shall reimburse, indemnify and hold harmless Buyer from, any sales or use, transfer, real property gains, excise, stamp, or other similar Taxes arising from, imposed on or attributable to the transactions contemplated by this Agreement.

       6.12    NO CONFLICTS OF INTEREST.

               (a) Seller shall take all reasonable and necessary measures to prevent the disclosure of any of Buyer's confidential or proprietary information including, without limitation, patents, patent applications, research, product or service plans, products, developments, inventions, processes, designs, drawings, engineering plans, formulae, software (including source and object code), computer programs, business plans, agreements with third parties, customer or supplier lists, or marketing or financial information of Buyer, to any shareholder, director or strategic partner of Seller that is a member, shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, beneficiary, partner, associate, trustee, or financier of a Restricted Business. In addition, in the event that (i) the Convertible Note is converted into the Shares, or any portion thereof, pursuant to the terms thereof and (ii) any director of Seller is a member, shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, beneficiary, partner, associate, trustee, or financier of a Restricted Business, Seller shall cause such director to be recused from all board actions related to the voting of the Shares.

               (b) In the event that the Convertible Note is converted into the Shares, or any portion thereof, pursuant to the terms thereof, Seller shall not transfer any such Shares to a Restricted Business or to an officer, director, Affiliate or 5% or greater shareholder of a Restricted Business without the prior written consent of Buyer.

       6.13 SECURITY INTEREST. Buyer shall take all necessary measures including, without limitation, the execution and delivery of the Security Agreement attached as EXHIBIT H hereto (the "SECURITY AGREEMENT") and any necessary financing statements, to ensure that Seller receives a valid, enforceable, perfected, first-priority security interest in the Assets until such time as the Term Note is paid in full; PROVIDED, HOWEVER, that Buyer shall not be required to register any copyrightable Assets with the United States Copyright Office or file applications for any trademarks included within the Assets (other than the maintenance of the "HomeScout" trademark application) with the United States Patent and Trademark Office. Buyer further agrees that, until the Term Note is paid in full, Buyer will not license, sell, assign, pledge or otherwise transfer any of the Assets in any manner, shall keep the Assets in good condition (reasonable wear and tear excepted) and shall keep the Assets free of any Liens other than the security interest in favor of Seller granted pursuant to the Security Agreement or as otherwise approved by Seller; PROVIDED, HOWEVER, that Buyer may, subject to the restrictions set forth in this Agreement and the Security Agreement, grant non-exclusive licenses to the Assets in the ordinary course of its business and provide for escrows of related intellectual property in connection therewith and; PROVIDED FURTHER, that Buyer may grant a security interest, subordinated to that of Seller, in the Assets to Imperial Bank in connection with the extension of financial credit to the Company by Imperial Bank.

       6.14 FUTURE CONTRACTS. Until repayment in full of the Term Note, Buyer shall not, without Seller's prior written consent, (a) enter into an agreement with a third party whereby Buyer permits all or a portion of the Purchased Assets to reside on a server owned or controlled by such third party unless such agreement is terminable at will by Buyer (or a successor-in-interest to the Business) within ninety (90) days following (i) an Event of Default under the Security Agreement or (ii) the exercise by Buyer of its right of rescission pursuant to Section 12 hereof, or (b) enter into an agreement whereby a third party is permitted to provide listings search functionality using the Assets under such party's branded service, which agreement is not terminable at will by Buyer (or a successor-in-interest to the Business) within one (1) year following
(i) an Event of Default under the Security Agreement or (ii) the exercise by Buyer of its right of rescission pursuant to Section 12 hereof.

       6.15 SHAREHOLDER AGREEMENTS. In the event that the Convertible Note is converted into the Shares, or any portion thereof, pursuant to the terms thereof, Seller and Buyer shall, and Buyer shall cause all necessary and appropriate Buyer shareholders to, execute and deliver (i) the Amended and Restated Voting Agreement substantially in the form attached hereto as EXHIBIT I (the "VOTING AGREEMENT") and (ii) the Amended and Restated Investor Rights Agreement substantially in the form attached hereto as EXHIBIT J (the "RIGHTS AGREEMENT"). The Voting Agreement and the Rights Agreement shall be referred to collectively as the "SHAREHOLDER AGREEMENTS."

7.     LICENSE TO EXCLUDED ASSETS.

       Except as set forth on SCHEDULE 2.2, Seller hereby grants to Buyer, and Buyer accepts from Seller, a sublicensable, royalty-free, worldwide right and license under all applicable intellectual property rights (a) to use, modify and reproduce the source code for any software included within the Excluded Assets,
(b) to use, modify and reproduce the technology, know-how and trade secrets included within the Excluded Assets, and (c) to use, modify, publicly display, publicly perform, distribute and transmit the software, content and other data included within the Excluded Assets. Buyer's right and license hereunder shall be irrevocable and perpetual so long as there has not been an Event of Default under the terms of the Security Agreement and as long as Buyer has not exercised its right of recession pursuant to Section 12 hereof.

8.     EMPLOYEE MATTERS.

       8.1     TRANSFERRED EMPLOYEES.

               (a) OFFER OF EMPLOYMENT. Seller agrees that Buyer may make offers of employment to the Seller employees set forth on SCHEDULE 8.1 (the "SELECTED EMPLOYEES") and such Selected Employees shall be free to accept employment with Buyer. As soon as reasonably practicable following the Closing, Buyer shall hire those Selected Employees to whom it has made an offer in accordance with this Section 8.1 and who accept such offer in the manner and within the time frame reasonably established by Buyer. Each such Selected Employee who is employed by Seller on the Closing Date and who actually transfers to employment with Buyer at or after the Closing Date as a result of an offer of employment made by Buyer is hereafter referred to as a "TRANSFERRED EMPLOYEE."

               (b) PRIOR BENEFITS. Seller, and not Buyer, shall be obligated to make all payments of salary, compensation, wages, health or similar benefits, commissions, bonuses (deferred or otherwise), severance, stock or stock options or any other sums accruing (i) to any Transferred Employee prior to 12:01 a.m. on the day after the Closing Date (or the end of the day at such later date on which such Transferred Employee ceases to be employed by Seller) or (ii) to any Business Employees other than the Transferred Employees. In addition, Seller will be fully responsible for all amounts payable to any Business Employee, including (without limitation) all termination payments, redundancy compensation, severance pay, accrued vacation pay and other amounts payable in respect of the termination of employment of any employee in connection with the sale of the Purchased Assets to the Buyer.

       8.2 COMPENSATION AND BENEFITS OF TRANSFERRED EMPLOYEES. Coverage for Transferred Employees under Buyer's compensation and benefit plans and other programs shall commence as of 12:01 a.m. on the day after the Closing Date (or at such later date on which such Transferred Employee commences employment with Buyer). Buyer shall be free to establish its own employee benefit plans; Buyer shall have no obligation to offer benefit plans of the same type or with terms similar to or better than the terms of Seller's current employee benefit plans. Buyer may, at its option, give each Transferred Employee credit for such Transferred Employee's years of most recent continuous service with Seller for purposes of determining participation and benefit levels under all of Buyer's vacation policies and benefit plans and programs.

       8.3 NO RIGHT TO CONTINUED EMPLOYMENT OR BENEFITS. No provision in this Agreement, other than the indemnification provisions of Section 11 hereof, shall create any third party beneficiary or other right in any Person (including any beneficiary or dependent thereof) for any reason, including, without limitation, in respect of continued, resumed or new employment with Seller or Buyer or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by Seller or Buyer. Buyer is under no obligation to hire any employee of Seller, or to make any payments or provide any benefits to those employees of Seller whom Buyer chooses not to employ.

9.     CONDITIONS TO BUYER'S OBLIGATIONS

       The obligations of Buyer under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived by Buyer in writing, except as otherwise provided by law:

       9.1     REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE; CERTIFICATE.

               (a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date;

               (b) Seller shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

               (c) The conditions set forth in this Section 9 have been fulfilled or satisfied, unless otherwise waived in writing by Buyer; and

               (d) Buyer shall have received a certificate, dated as of the Closing Date, signed and verified by an officer of Seller on behalf of Seller certifying to the matters set forth in Sections 9.1(a) and 9.1(b) above.

       9.2 CONSENTS. All Governmental Authorizations, Required Consents and consents required to transfer the Contracts to Buyer on the terms and conditions provided to Seller, without change as a result of the transfer to Buyer, shall have been obtained.

       9.3     NO PROCEEDINGS OR LITIGATION.

               (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

               (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent transactions contemplated by this Agreement, including, without limitation, the sale of the Purchased Assets or asserting that the sale of the Purchased Assets would be illegal or create liability for damages or which may have an adverse effect on the Business or the Assets.

       9.4 DOCUMENTS. This Agreement, the exhibits and schedules attached hereto, and any other instruments of conveyance and transfer and all other documents to be delivered by Seller at the Closing and all actions of Seller required by this Agreement and the exhibit agreements, or incidental thereto, and all related matters, shall be in form and substance reasonably satisfactory to Buyer and Buyer's counsel and shall be in full force and effect.

       9.5 GOVERNMENTAL FILINGS. The parties shall have made any required filing with Governmental Entities in connection with this Agreement and the exhibit agreements, and any approvals related thereto shall have been obtained or any applicable waiting periods shall have expired. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, Buyer shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Buyer's legal ability to consummate the transactions contemplated by this Agreement prior to such decision being, reached or rendered.

       9.6 LEGAL OPINION. Buyer shall have received a legal opinion from Stoel Rives LLP, legal counsel to Seller, dated the Closing Date, in a form reasonably satisfactory to Buyer.

       9.7 DUE DILIGENCE. Buyer shall have satisfactorily completed its due diligence review of the Business and the Assets.

       9.8 EMPLOYMENT. Buyer shall have entered into satisfactory employment arrangements with each of Patricia Brown and Marci Singer, which arrangements shall include satisfactory assurances to the Buyer that Patricia Brown and Marci Singer will provide continued service, at Buyer's discretion, for up to one (1) year following the Closing Date (collectively, the "EMPLOYMENT AGREEMENTS").

       9.9 NO MATERIAL ADVERSE EFFECT. Subsequent to the date of this Agreement, no event has occurred that has had or could reasonably be expected to have a material adverse effect on the Assets.

10.    CONDITIONS TO SELLER'S OBLIGATIONS

       The obligations of Seller under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in writing by Seller, except as otherwise provided by law:

       10.1    REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE.

               (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date;

               (b) Buyer shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

               (c) Seller shall have received a certificate, dated as of the Closing Date, signed and verified by an officer of Buyer on behalf of Buyer certifying to the matters set forth in Sections 10.1(a) and 10.1(b) above.

       10.2    NO PROCEEDING OR LITIGATION.

               (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

               (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent the sale of the Purchased Assets or asserting that the sale of the Assets would be illegal or create liability for damages.

       10.3 DOCUMENTS. This Agreement, any other instruments of conveyance and transfer and all other documents to be delivered by Buyer to Seller at the Closing and all actions of Buyer required by this Agreement or incidental thereto, and all related matters, shall be in form and substance reasonably satisfactory to Seller and Seller's counsel.

       10.4 GOVERNMENTAL FILINGS. The parties shall have made any filing required with Governmental Entities, and any approvals shall have been obtained or any applicable waiting periods shall have expired. If a proceeding or review process by a Governmental Entity is pending, in which a decision is expected, Seller shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Seller's legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

       10.5 LEGAL OPINION. Seller shall have received a legal opinion from Venture Law Group, A Professional Corporation, legal counsel to Buyer, dated the Closing Date, in a form reasonably satisfactory to Seller.


       10.6 NOTES AND SECURITY AGREEMENT. Buyer shall have executed and delivered to Seller the Convertible Note, the Term Note and the Security Agreement.

       10.7 CONSENTS. All consents required for Buyer to execute, deliver and per-form this Agreement, or any agreement contemplated hereby, shall have been obtained.

       10.8 NO MATERIAL ADVERSE EFFECT. Subsequent to the date of this Agreement, no event has occurred that has had or could reasonably be expected to have a material adverse effect on the financial condition or solvency of Buyer.

11.    INDEMNIFICATION

       11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of eighteen (18) months from the Closing Date.

       11.2    INDEMNIFICATION BY SELLER.

               (a) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 11.1, provided that the Buyers make a written claim for indemnification against the Seller within such survival period, then the Seller agrees to indemnify the Buyer, its officers, directors, employees, contractors, agents and representatives (collectively, the "BUYER INDEMNIFIED PARTIES") from and against any Adverse Consequences such Buyer Indemnified Party may suffer through and after the date of the claim for indemnification (including any Adverse Consequences such party may suffer after the end of any applicable survival period) caused by the breach or the alleged breach.

               (b) In addition, the Seller agrees to indemnify the Buyer Indemnified Parties from and against any Adverse Consequences such parties may suffer caused by:

                      (i) any liability of the Seller that becomes a liability of the Buyer Indemnified Parties under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under environmental, health, and safety requirements or otherwise by operation of law;

                      (ii)    the retained liabilities of the Seller; and

                      (iii) any liability arising from claims relating to the Closing or periods prior to the Closing brought by any employees or contractors of Seller who are terminated at or prior to the Closing or in connection with the transactions contemplated hereby.

       11.3 INDEMNIFICATION BY BUYER In the event that Buyer breaches (or in the event a third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 11.1, provided that the Seller makes a written claim for indemnification against the breaching Buyer within such survival period, then Buyer agrees to indemnify the Seller, its officers, directors, employees, contractors, agents and representatives (collectively, the "SELLER INDEMNIFIED PARTIES") from and against any Adverse Consequences the Seller Indemnified Parties may suffer through and after the date of the claim for indemnification caused by the breach or the alleged breach.

       11.4    LIABILITY LIMITATION.

               (a) The maximum amount of liability of the Seller to the Buyer Indemnified Parties under this Section 11, and the maximum amount of liability of the Buyer to the Seller Indemnified Parties under this Section 11, shall be limited in each case to an aggregate amount equal to the Purchase Price (assuming, in the event that the Convertible Note is converted into the Shares pursuant to the terms thereof, that the value of the Shares is $1,000,000 (the "CAP"); PROVIDED, HOWEVER, that, in the event that the Convertible Note is pre-paid, in whole or in part, during the initial sixty (60) day period following the Closing Date as permitted thereby, the Cap shall be reduced by the Discount (as defined in the Convertible Note) and, further, in the event the Term Note is pre-paid, in whole or in part, during the initial sixty (60) day period following the Closing Date as permitted thereby, the Cap shall be reduced by the Discount (as defined in the Term Note); and PROVIDED FURTHER, that upon the expenditure by Seller of an amount equal to the Cash Consideration in satisfying any obligations under this Section 11, Seller may satisfy any additional liability to Buyer hereunder by, at Seller's election, (i) cancellation of principal amounts owing on the Convertible Note and Term Note, if outstanding, dollar for dollar, (ii) in the event that the Convertible Note is converted into the Shares, or any portion thereof, pursuant to the terms thereof, returning to Buyer for cancellation a number of Shares having a value equal to such additional liability, or (iii) a combination of (i) and (ii) above. For the purposes of this Section 11.4, the Shares shall have a value equal to $0.6316 per share, which was the per-share purchase price of Buyer's Series B Preferred Stock.

               (b) Seller shall have no obligation to indemnify the Buyer Indemnified Parties pursuant to this Section 11 above for any Adverse Consequences suffered by such Buyer Indemnified Parties unless and until the aggregate amount of such Adverse Consequences exceeds $50,000, at which point Seller shall be responsible for indemnifying such Buyer Indemnified Parties for the amount of such Adverse Consequences that exceed the $50,000 threshold (subject to the limitations set forth in Section 11.4(a) above).

               (c) Buyer shall have no obligation to indemnify the Seller Indemnified Parties pursuant to this Section 11.3 above for any Adverse Consequences suffered by such Seller Indemnified Parties unless and until the aggregate amount of such Adverse Consequences exceeds $50,000, at which point Buyer shall be responsible for indemnifying such Seller Indemnified Parties for the amount of such Adverse Consequences that exceed the $50,000 threshold (subject to the limitations set forth in Section 11.4(a) above).

       11.5    MATTERS INVOLVING THIRD PARTIES.

               (a) If any third party shall notify any party to this Agreement (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other party to this Agreement (the "INDEMNIFYING PARTY") under this Section 11, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within twenty (20) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Adverse Consequences the Indemnified Party may suffer that are caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (d) In the event any of the conditions in (b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate, provided it obtains the prior written consent of the Indemnifying Party (not to be withheld unreasonably), (ii) the Indemnifying Party will reimburse the Indemnified Party for the Indemnified Party's out-of-pocket expenses incurred in defending against the Third Party Claim upon receipt of a monthly invoice provided by the Indemnified Party, and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer as a result of the Third Party Claim to the fullest extent provided in this Section 11.

               (e) Notwithstanding anything contained in this Section 11.5, the Indemnified Party shall advance one-half of the out-of-pocket expenses incurred by the Indemnifying Party in the defense of any third-party claim under this Section 11.5, upon receipt of a monthly invoice provided by the Indemnifying Party or, in the event that the Indemnified Party is defending the third party claim in accordance with Section 11.5(d) above, the Indemnifying Party shall, in lieu of its obligations under 11.5(d)(ii), reimburse the Indemnified Party for one-half of the Indemnified Party's out-of-pocket expenses incurred in defending against the Third Party Claim upon receipt of a monthly invoice provided by the Indemnified Party. Upon any final resolution of the third-party claim, the Indemnified Party shall be entitled to (i) a refund from the Indemnifying Party of all advances made in accordance with this Section 11.5(e) or, (ii) in the event that the Indemnified Party is defending the third party claim in accordance with Section 11.5(d) above, payment from the Indemnifying Party of the remaining one-half of the out-of-pocket expenses invoiced to the Indemnifying Party pursuant to Section 11.5(d)(ii) above, unless the claim is conclusively determined not to be subject to indemnification hereunder.

       11.6 EXCLUSIVITY OF REMEDY. The foregoing indemnification provisions shall be the exclusive remedy of Buyer and Seller with respect to any breach of the representations, warranties, or covenants made pursuant to this Agreement.

12.    CERTAIN REMEDIES OF BUYER.  In the event that on or after the sixtieth
(60th) day following the Closing Date, despite Buyer's commercially reasonable best efforts (which efforts shall not include making payments to listings providers), Buyer has permission to use and display summary information on fewer than 450,000 real estate listings in the Business database, Buyer, at its option, may rescind this Agreement, and all transactions contemplated hereby.

       If Buyer elects to rescind this Agreement and all transactions contemplated hereby pursuant to this Section 12, Buyer shall provide written notice thereof to Seller, whereupon, (a) this Agreement, and all agreements contemplated hereby including, without limitation, the Security Agreement and Seller's rights and obligations under the Shareholder Agreements, shall terminate and be of no further force or effect, (b) Seller shall, within ten
(10) days following receipt of such written notice, (i) return to Buyer the Cash Consideration and (ii) surrender for cancellation the Convertible Note and the Term Note, if outstanding, and the Shares, if applicable, in each case free from all Liens and (c) Buyer shall, within ten (10) days following Seller's return of the Cash Consideration and surrender of the Convertible Note, Term Note and Shares, as applicable, return the Purchased Assets in good condition (normal wear and tear excepted).

13.    DISPUTE RESOLUTION.

       Any dispute between Buyer and Seller involving the interpretation of this Agreement or the rights and obligations of, or remedies available to, the parties hereto shall be determined by binding arbitration in accordance with the arbitration rules of JAMS-Endispute in San Francisco County, California, in the event that such arbitration is initiated by Seller, or in Seattle,

Washington, in the event that such arbitration is initiated by Buyer. The arbitrator shall be knowledgeable in the relevant industry, shall be mutually acceptable to the parties and shall have the authority to permit discovery upon request of a party. The cost of such arbitration shall be shared equally by the parties. Any determination or award issued from such arbitration may be enforced in any court of competent jurisdiction in the United States.

14.    MISCELLANEOUS.

       14.1 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 14.1 shall be binding upon the parties and their respective successors and assigns.

       14.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

       14.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

       14.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

       14.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       14.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice, and (a) if to Buyer, with a copy to Venture Law Group, 2775 Sand Hill Road, Menlo Park, CA 94025, Attn: Jim Brock, or (b) if to Seller, with a copy to Stoel Rives LLP, 600 University Street, Suite 3600, Seattle, WA 98101, Attn: Ronald J. Lone.

       14.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement,
(ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

       14.8 ENTIRE AGREEMENT. This Agreement and the documents referred to herein are the product of both of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

       14.9 ADVICE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

                               [Signature Page Follows]

       This Agreement has been duly executed and delivered by the duly authorized officers of Seller and Buyer as of the date first above written.

                                     HOME SHARK, INC.


                                     By:
                                        --------------------------------------

                                     Name:
                                          ------------------------------------

                                     Title:
                                           -----------------------------------

                                     THE COBALT GROUP, INC.


                                     By:
                                        --------------------------------------

                                     Name:
                                          ------------------------------------

                                     Title:
                                           -----------------------------------

       The following individuals are executing this Purchase Agreement solely for the purposes of Section 6.8.

                                     GEOF BARKER


                                     -----------------------------------------

                                     JOHN HOLT


                                     -----------------------------------------

                                     PATRICIA BROWN


                                     -----------------------------------------

                      SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

       This Agreement has been duly executed and delivered by the duly authorized officers of Seller and Buyer as of the date first above written.

                                     HOME SHARK, INC.


                                     By:
                                        --------------------------------------

                                     Name:
                                          ------------------------------------

                                     Title:
                                           -----------------------------------


                                     THE COBALT GROUP, INC.


                                     By:
                                        --------------------------------------

                                     Name:
                                          ------------------------------------

                                     Title:
                                           -----------------------------------

       The following individuals are executing this Purchase Agreement solely for the purposes of Section 6.8.

                                     GEOF BARKER


                                     -----------------------------------------

                                     JOHN HOLT


                                     -----------------------------------------

                                     PATRICIA BROWN


                                     -----------------------------------------

                      SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT